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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated March 18, 1997 relating to the financial statements of Mallon Resources Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


December 12, 1997